Exhibit 10.27

FIRST AMENDMENT

                     FIRST AMENDMENT, dated as of December 23, 2002 (this “Amendment”), under the CREDIT AGREEMENT, dated as of November 18, 1997, as amended and restated as of December 21, 2001 (the “Credit Agreement”), among BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (the “Borrower”), the lenders parties thereto (the “Lenders”), JPMORGAN CHASE BANK, as agent for the Lenders (the “Agent”), DEUTSCHE BANK, as Documentation Agent, and LASALLE BANK NATIONAL ASSOCIATION, as Syndication Agent. Terms used herein, but not defined, shall have the respective meanings set forth in the Credit Agreement.

W I T N E S S E T H:

                     WHEREAS, the Borrower has requested, and the undersigned Lenders wish to consent to, certain amendments to the Credit Agreement;

                     NOW, THEREFORE, the parties hereto hereby agree as follows:

                     1.   Amendment to Section 1.01 of the Credit Agreement. (a) The definition of “Unrestricted Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by adding the following language at the end of subsection (a) in the tenth line of the definition:

    provided, that the “credit support” referred to in this subsection (a) shall not be limited to direct guarantees and shall include any obligation of the Borrower or any of its Subsidiaries entered into for the primary purpose of, directly or indirectly, facilitating financing by an Unrestricted Subsidiary on terms more favorable than would be possible if the Borrower’s or Subsidiary’s obligation had not been created but shall continue to not include Investments in Unrestricted Subsidiaries permitted by Sections 7.01(h) and (i);

                     (b) The definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by adding the following language to the end of the definition:

    Cash proceeds from the sale of uncollectible receivables to a collection agency or similar organization pursuant to Section 7.08(g) and cash received by the Borrower or its Subsidiaries related to membership contracts receivable originated for the account of third parties and/or serviced by third parties shall not constitute “Net Cash Proceeds”.

                     (c) the definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended by:

             (i) deleting from paragraph (a) thereof the pricing matrix and substituting therefor the following:

=============================================================================
| Total Leverage  | Eurodollar |  Reference  |  Letter of  |                |
|      Ratio      |   Margin   | Rate Margin | Credit Rate | Commitment Fee |
|-----------------|------------|-------------|-------------|----------------|
|    x > 3.00     |    3.50%   |    2.50%    |     2.50%   |      .50%      |
|-----------------|------------|-------------|-------------|----------------|
| 2.00 < x < 3.00 |    3.25%   |    2.25%    |     2.25%   |      .50%      |
|-----------------|------------|-------------|-------------|----------------|
|    x < 2.00     |    3.00%   |    2.00%    |     2.00%   |      .375%     |
=============================================================================

             and (ii) by deleting from paragraph (b) the percentages “3.50%” and “2.50%” and substituting therefor the percentages “4.00%” and “3.00%”, respectively.

                     (d) The definition of “Consolidated Total Debt” in Section 1.01 of the Credit Agreement is hereby amended by adding the following language at the end of the first parenthetical in clause (i) of the definition:

    , however, this exclusion shall continue only for as long as aggregate indebtedness under all Receivable Financing Transactions and Receivable Program Documents has not been reduced to zero.

                     (e) The definition of “GAAP EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” from before “(iv)” in the fourth line of the definition, and adding the following after the word “GAAP” in the last line of the definition:

    , (v) for any period that includes the Borrower’s fourth fiscal quarter in 2002 or the first fiscal quarter in 2003, a one-time, pre-tax non-cash charge of up to $50,000,000 in the aggregate taken by the Borrower in either of such quarters in connection with the adjustment to the reserve for bad debts and cancellations, (vi) any non-cash charges solely related to stock-based compensation; provided, that, to the extent any non-cash expense under this clause (vi) subsequently requires any cash disbursement, such disbursement expense will be subtracted from GAAP EBITDA in the applicable period, and (vii) for any period that includes the Borrower’s third fiscal quarter in 2002, the $2,500,000 non-cash portion of the $6,500,000 one-time charge related to settlement of class-action litigation taken in such third quarter.

                     (f) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in proper alphabetical order:

               “First Amendment Effective Date” means the date on which the First Amendment dated as of December 23, 2002 to this Agreement becomes effective.

                     2.   Amendment to Article VI of the Credit Agreement. (a) Section 6.14 of the Credit Agreement is hereby amended by replacing the table in such Section 6.14 with the following table:

======================================================
| Quarter Ending                   | Maximum Allowed |
|----------------------------------|-----------------|
| December 31, 2001 through        |      3.25x      |
| September 30, 2003               |                 |
|----------------------------------|-----------------|
| December 31, 2003 and thereafter |      3.00x      |
======================================================

                    (b) Section 6.15 of the Credit Agreement is hereby amended by deleting such Section 6.15 in its entirety and replacing it with the following language:

             6.15 Senior Leverage Ratio. Maintain the Senior Leverage Ratio at the end of each fiscal quarter of the Borrower set forth below at a level not to exceed the level set forth opposite such period:

======================================================
| Quarter Ending                   | Maximum Allowed |
|----------------------------------|-----------------|
| December 31, 2001 through        |      1.50x      |
| September 30, 2002               |                 |
|----------------------------------|-----------------|
| December 31, 2002 through        |      1.75x      |
| September 30, 2003               |                 |
|----------------------------------|-----------------|
| December 31, 2003 and thereafter |      1.50x      |
======================================================

                     3.   Amendment to Section 7.01. (a) Section 7.01 of the Credit Agreement is hereby amended by deleting from paragraph (h) thereof the phrase “Original Closing Date” each time such phrase appears therein and substituting therefor each such time the phrase “First Amendment Effective Date”.

                     (b) Section 7.01 of the Credit Agreement is amended by deleting paragraph (i) thereof and substituting therefor the following:

               (i) Investments to the extent funded by common stock of the Borrower issued after the First Amendment Effective Date or the proceeds thereof received after the First Amendment Effective Date; and

                     4.   Amendment to Section 7.07. Section 7.07 of the Credit Agreement is amended by adding at the end thereof the following:

    and, provided, further, the Borrower and its Subsidiaries may elect to cease originating for their own account and/or servicing all or a portion of membership contracts receivable and have third parties perform all or some of such functions.

                     5.   Amendment to Section 7.08 of the Credit Agreement. Section 7.08 of the Credit Agreement is hereby amended by: (a) deleting the “and” at the end of paragraph (e) thereof, (b) deleting the period at the end of paragraph (f) thereof and substituting therefor a semi-colon and (c) adding the following at the end thereof:

              (g) the Borrower and its Subsidiaries may sell uncollectible receivables to a collection or similar agency in lieu of in-house collection in the ordinary course of business; and

              (h) the Borrower and its Subsidiaries may elect to cease originating for their own account and/or servicing all or a portion of membership contracts receivable and have third parties perform all or some of such functions.

                     6.   Amendment to Section 7.11. Section 7.11 of the Credit Agreement is amended by adding the following at the end thereof:

    ; provided that the Borrower and its Subsidiaries may not enter into any such transaction with an Unrestricted Subsidiary.

                     7.   Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date first set forth above (the “Effective Date”) at such time as (i) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by a duly authorized officer of each of the Borrower and the Required Lenders and (ii) the Administrative Agent shall have received payment of all fees and expenses of the Administrative Agent and the Lenders payable on or prior to the Effective Date in connection with this Amendment, including an amendment fee for the account of each Lender which returns an executed copy of this Amendment to the Agent on or prior to the Effective Date in an amount equal to .25% of the sum of such Lender’s Revolving Credit Commitment and Term Loans.

                     8.   Representations and Warranties. The Borrower represents and warrants to each Lender that as of the Effective Date after giving effect to this Amendment: (a) the representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (b) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

                     9.   Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns and binding in respect of all of its Commitments and Advances, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

                     10.   Continuing Effect; No Other Amendments. Except to the extent the Credit Agreement is expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect. This Amendment shall constitute a Credit Document.

                     11.   GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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                     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BALLY TOTAL FITNESS HOLDING
CORPORATION

By:
Name:
Title:

JPMORGAN CHASE BANK, individually and
as Administrative Agent

By:
Name:
Title:

Bally Total Fitness Holding Corporation First
Amendment, dated as of December 23, 2002

[LENDER]

By:
Name:
Title: